Exhibit 32

Written Statement of the Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. s.1350

Solely for the purposes of complying with 18 U.S.C. s.1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and the Chief Financial Officer of Banta Corporation (the “Corporation”), hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Corporation for the quarter ended September 27, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ Stephanie A. Streeter
Stephanie A. Streeter
President and Chief Executive Officer
/s/ Geoffrey J. Hibner
Geoffrey J. Hibner
Chief Financial Officer
Date: November 10, 2003